                                                                    Exhibit 99.4


                                 PROXYMED, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002


                                                                                               Pro Forma Adjustments
                                                                                               ---------------------    Pro Forma
                                          ProxyMed, Inc.(a)  MedUnite, Inc.(b)      Total       #      Dr. (Cr.)        Combined
                                           ---------------   ---------------     ------------- ---------------------  -------------
Net revenues                                $   50,182,000     $  19,534,000   $   69,716,000                        $  69,716,000
                                            --------------     -------------   --------------                        -------------

Costs and expenses:
     Cost of sales                              23,024,000         7,946,000       30,970,000                           30,970,000
     Selling, general and adminstrative
       expenses                                 23,145,000        37,322,000       60,467,000                           60,467,000
     Depreciation and amortization               2,636,000        12,276,000       14,912,000   (4)       (821,000)      6,895,000
                                                                                                (5)    (10,016,000)
                                                                                                (6)      2,820,000
     Write-off of impaired assets                   37,000        11,670,000       11,707,000   (3)    (11,670,000)         37,000
     Settlement of deferred compensation
       liability                                        --        (2,558,000)      (2,558,000)                          (2,558,000)
                                            --------------     -------------   --------------                        -------------
                                                48,842,000        66,656,000       115,498,000                          95,811,000
                                            --------------     -------------   --------------                        -------------

        Income (loss) from continuing
          operations                             1,340,000       (47,122,000)     (45,782,000)                         (26,095,000)

Other income (expense):
     Income from litigation settlement,
       net                                         265,000                --          265,000                               265,000
     Interest, net                                 345,000        (1,737,000)      (1,392,000)  (1)       536,000          (87,900)
                                            --------------     -------------   --------------                        -------------
                                                                                                (2)    (1,840,100)

        Income (loss) before income taxes        1,950,000       (48,859,000)     (46,909,000)                         (25,917,900)

Income tax benefit (expense)                            --                --               --                                   --
                                            --------------     -------------   --------------                        -------------

        Net income (loss)                        1,950,000       (48,859,000)     (46,909,000)                         (25,917,900)

Deemed dividends and other charges                 612,000                --          612,000                              612,000
                                            --------------     -------------   --------------                        -------------

        Net loss applicable
             to common shareholders         $    1,338,000     $ (48,859,000)  $  (47,521,000)                       $ (26,529,900)
                                            ==============     =============   ==============                        =============

Weighted average common shares
  outstanding                                    6,396,893                                                               6,396,893
                                            ==============                                                           =============

Basic and diluted loss per share of
  common stock from continuing
  operations                                        $ 0.21                                                           $       (4.15)
                                            ==============                                                           =============


(1) To record pro forma interest expense ortible Notes issued for acquisition of MedUnite.

(2) To record elimination of historical interest expense on MedUnite for Founder and NDCHealth debt cancelled.

(3)  To reverse historical impairment charges taken on MedUnite.

(4) To record estimated reduction of depreciation expense on MedUnite based on adjustment of fixed assets to fair market value.

(5) To reverse historical amortization expense taken on intangible assets adjusted to fair market value on MedUnite.

(6) To record pro forma amortization expense on intangible assets based on fair market values for MedUnite.

(a) This column is derived from the unaudited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 2002.

(b) This column is derived from the audited financial statements of MedUnite Inc. for the year ended December 31, 2002.

     Amounts have been rounded to the nearest $1,000.